Exhibit 32.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to Annual Report on Form 10-K/A of Quest Resource Holding Corporation (the “Company”) for the year ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Laurie L. Latham, Senior Vice President and Chief Financial Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Laurie L. Latham
Laurie L. Latham
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: April 30, 2018

This certification accompanies the Amendment No. 1 to Annual Report on Form 10-K/A to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Quest Resource Holding Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Amendment No. 1 to Annual Report on Form 10-K/A), irrespective of any general incorporation language contained in such filing.